Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-90384, 33-49742, 33-55549, 333-62665, and 333-140980 of Deere & Company and subsidiaries on Forms S-8 of our report dated February 28, 2018, relating to the financial statements and supplemental schedule of the John Deere Savings and Investment Plan, appearing in this Annual Report on Form 11-K of John Deere Savings and Investment Plan for the year ended October 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 28, 2018

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